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                                                                   Exhibit 23.03

                         CONSENT OF INDEPENDENT AUDITORS

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into ATMI, Inc.'s previously filed Registration Statements File Nos. 33-77060, 33-93048, 333-49561, 333-56349,
333-55827, 333-46222, 333-82089, 333-94641, 333-31982 and 333-46224. We also consent to the application of our reports to the schedule labeled "Valuation and Qualifying Accounts" as of the dates and period covered by our reports.

                                       /s/ Rath, Anders, Dr. Wanner & Partner

                                       /s/ Dipl. -Kfm. Kabisch
                                             Vereidigter Buchprufer

                                       /s/ Dipl. -Kfm. Metzler
                                             Wirtschaftsprufer

Munich, Germany
March 29, 2001